UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 22, 2016

The St. Joe Company

(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida		32413
(Address of principal executive offices)		(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)

On March 22, 2016, The St. Joe Company (the “Company”) announced it appointed Susan Mermer as Chief Accounting Officer, effective March 28, 2016 and, therefore, Marek Bakun will cease serving as interim Chief Accounting Officer as of that date.  Ms. Mermer, age 56, joins the Company after serving as Vice President and Corporate Controller at Lighting Science Group Corporation, a public company specializing in LED lighting technology, since 2009, where she was responsible for the company’s global accounting and finance activities including financial reporting.  Prior to joining Lighting Science Group Corporation, Ms. Mermer served as Controller at The Goldfield Corporation, a public electrical construction and real estate development company, from 2007 to 2009.  Previously, from 2006 to 2007, Ms. Mermer served as Executive Vice President, Chief Financial Officer and Secretary at eMerge Interactive, Inc., a technology company, prior to which, she served as its Controller from 2000 to 2006.  Ms. Mermer began her career in public accounting at KPMG, where she worked for eight years providing audit services to multiple companies, including SEC reporting companies and real estate entities, and ending her position with KPMG as Audit Manager.  Ms. Mermer earned her Bachelors degree from the University of Virginia.  She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

In connection with her appointment as Chief Accounting Officer, Ms. Mermer will receive an annual base salary of $195,000 and is eligible for an annual cash bonus. For 2016 only, the annual cash bonus is guaranteed at $50,000 and will be payable in 2017 subject to Ms. Mermer’s continued employment with the Company.  In addition, Ms. Mermer will receive $25,000 for relocation expenses.

If Ms. Mermer’s position is eliminated within the first twenty four months of employment, she will receive a severance package equivalent to six months of base pay plus six months of company-paid COBRA, at her then current level of coverage.

There is no arrangement or understanding between Ms. Mermer and any other person pursuant to which Ms. Mermer was appointed as Chief Accounting Officer.  There are no family relationships between Ms. Mermer and any of the Company’s directors and executive officers, and Ms. Mermer is not a party to any transaction, or any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Mermer’s appointment as Chief Accounting Officer of the Company is furnished with this report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description

99.1	Press release issued by The St. Joe Company on March 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Marek Bakun
Marek Bakun Chief Financial Officer

Date: March 22, 2016